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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported ):  August 10, 1998


                             LAROCHE INDUSTRIES INC.
               (Exact Name of Registrant as Specified in Charter)


DELAWARE                       3379532                                  583341472
(State of Incorporation)       (Commission File Number)     (IRS Employer Identification Number)


                 1100 JOHNSON FERRY RD., ATLANTA, GEORGIA 30342
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:  404-851-0300

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Item 5.  Other Events.

         On August 10, 1998, the Board of Directors of LaRoche Industries Inc., a Delaware corporation (the "Company"), accepted the resignation of Grant O. Reed, its President and Chief Executive Officer since 1993.

         The Board of Directors has appointed W. Walter LaRoche III, the Chairman of the Board of Directors, as the interim acting Chief Executive Officer. The Board also appointed Harold W. Ingalls to the position of Executive Vice President and as a member of the Board of Directors. Mr. Ingalls will retain his current position as Chief Financial Officer of the Company and Chief Operating Officer of the Company's European operating subsidiary. Mr. Ingalls will have responsibility for the day-to-day operations of the Company, and Mr. LaRoche will provide strategic oversight and management.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 11, 1998                            LAROCHE INDUSTRIES INC.


                                                  By: /s/ Harold W. Ingalls
                                                      --------------------------
                                                      Harold W. Ingalls,
                                                      Executive Vice President